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                                                                   Exhibit 22(j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm and Counsel" and "Financial Information" in the Statement of Additional Information, which are included in Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A, No. 33-57684) of the Pacific Capital Funds and to the use of our report dated September 1, 2004 on the July 31, 2004 financial statements, incorporated by reference therein.

/s/ Ernst & Young LLP

Columbus, Ohio
November 24, 2004